Exhibit 10.35
Amendment No. 2
to
Employment Agreement
between
Joseph F. Spanier
and
Breeze-Eastern Corporation
(formerly known as TransTechnology Corporation)
dated
January 19, 2006 and as amended effective April 1, 2008
(the “Agreement”)
          This Amendment to the Agreement, as amended, is entered into as of March 30, 2009 by and between Joseph F. Spanier (“Executive”) and Breeze-Eastern Corporation, a Delaware Corporation, and any of its subsidiaries and affiliates as may employ Executive from time to time (the “Company”).
WITNESSETH:
WHEREAS, Joseph Spanier has served as Chief Financial Officer and Treasurer of the Company since January 1, 1997, holding in addition the additional office of Vice Present until October 19, 2006 and the additional office of Executive Vice President since that date;
WHEREAS, at the meeting of January 19, 2006, the Board of Directors authorized an employment agreement with Mr. Spanier to maintain his services as Chief Financial Officer for a period of three (3) years and to provide for appropriate compensation;
WHEREAS, said employment agreement, as amended effective April 1, 2008, expires by its terms on March 31, 2009;
WHEREAS, at the meeting of February 9, 2009, the Board of Directors determined that it is in the best interests of the Company to continue to have the services of Mr. Spanier on a month-to-month basis beginning April 1, 2009 as Executive Vice President, Chief Financial Officer and Treasurer, substantially upon the terms set out in the Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:
1.	Beginning with the calendar month commencing April 1, 2009, the Agreement is hereby extended for a period of one calendar month.

2.	Thereafter, each month through March 2010 and upon one-month’s notice, the Agreement shall be extended for an additional period of one calendar month in the discretion of the President and Chief Executive Officer and with the concurrence of the Executive.

3.	The Company hereby gives notice that the Agreement shall be extended through May 2009, and the Executive hereby agrees to said extension.

4.	Executive may, at his election, terminate the Agreement upon one month’s notice.

5.	Paragraph 5, Term; Termination of the Agreement, is hereby amended to mean, except as otherwise provided in paragraphs 5 (a) and (b) of the Agreement, the last day of the one calendar month period through which the Agreement has then been extended.

6.	Except as specifically amended by the provisions of this Amendment, the provisions of the Agreement, as previously amended, remain unchanged and in full force and effect.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Joseph F. Spanier
Joseph F. Spanier

BREEZE-EASTERN CORPORATION
By:	/s/ Robert L.G. White
Name:	Robert L.G. White
Title:	President & CEO